Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the registrants listed in Appendix A (hereafter collectively referred to as the “Registrants”) of our reports dated February 23, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in the Registrants’ Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Other Permitted Disclosure”, and "Financial Performance" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 27, 2026

Appendix A

Fund Name	Registrant
Gateway Equity Call Premium Fund	Gateway Trust
Gateway Fund	Gateway Trust
Mirova Global Megatrends Fund	Natixis Funds Trust I
Vaughan Nelson Mid Cap Fund	Natixis Funds Trust II
Vaughan Nelson Small Cap Fund	Natixis Funds Trust I